NSAR ITEM 77O
VK Florida Quality Municipal Trust
10f-3 Transactions


Underwriting #   Underwriting    Purchased   Amount of    % of      Date of
                                 From          shares  underwriting Purchase

    1           St. Lucia Cnty
                Florida School   William R.
                Board            Hough           2,905       4.13    7/16/01



Underwriters for #1

William R. Hough & Co.
A.G. Edwards & Sons, Incorporated
Morgan Stanley Dean Witter
Morgan Stanley & Co. Incorporated